UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2008

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 20, 2008, the Board of Directors (Board) of Hibbett Sports, Inc. (Company) approved an agreement to renew its existing unsecured revolving credit facility between the Company and its subsidiaries and Regions Bank.  The amount of the revolving credit facility is $30,000,000 and is effective August 28, 2008 through August 28, 2009 with an interest rate at prime.  The credit agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.02.  Results of Operations and Financial Condition.

The Company released its results of operations for the thirteen-week and twenty-six week periods ended August 2, 2008, in a press release issued on August 21, 2008.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 5.05  Amendment to Code of Business Ethics and Conduct

At a meeting on August 20, 2008, the Board of the Company approved amendments to the Company’s Code of Business Conduct and Ethics (Code).  The Code is attached hereto as Exhibit 14.1 and is incorporated herein by this reference.

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

10.1	Master Note
14.1	Code of Business Conduct and Ethics
99.1	Press Release Dated August 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

August 21, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Note – Regions Bank
14.1	Code of Business Conduct and Ethics
99.1	Press Release Dated August 21, 2008